Exhibit 99.1
BeautyHealth Reports Second Quarter 2023 Financial Results

Delivers double-digit net sales growth on demand for Hydrafacial

Confirms 2023 net sales and 2025 financial guidance, refines 2023 adjusted EBITDA margin guidance

Long Beach, Calif., August 9, 2023 – The Beauty Health Company (NASDAQ: SKIN), home to flagship brand Hydrafacial, today announced financial results for the second quarter ended June 30, 2023. For the quarter, net sales of $117.5 million increased +13% year-over-year, or +32% excluding trade-ups, continuing a trend of double-digit quarterly growth. Net income was $3.4 million, and adjusted EBITDA margin was 15.1% for the quarter. On the momentum, the Company re-affirms its 2023 net sales and long-term 2025 financial guidance, and refines its 2023 adjusted EBITDA margin to a more precise 18%-19% range.

“In the second quarter, we recommitted to our core and, in doing so, delivered consistent double-digit top-line performance and profitability in line with expectations,” said BeautyHealth President and CEO Andrew Stanleick. “At the same time, we are readying the organization for the next phase of growth, with a fortified executive team, robust innovation pipeline and disciplined approach to harnessing the enormous global market opportunity in front of us.”

Consumables net sales growth was +34% year-over-year, driven by strong volumes as demand for Hydrafacial treatments continues.

Delivery system net sales growth for the quarter was +1% year-over-year as the Company lapped $23.3 million in trade-up demand in the second quarter of last year associated with Syndeo's U.S. launch. Excluding trade-up demand, delivery systems net sales growth for the quarter was +30%.

Of note, the mix of delivery systems sold shifted towards lower-margin refurbished devices amidst a tightening credit environment and as U.S. providers awaited Syndeo enhancements in the third quarter of 2023 to improve the user experience. This unfavorably impacted gross margin for the quarter.

Net sales in the APAC region grew +143% year-over-year, or +92% when excluding trade-ups. Of note, China's net sales growth returned to pre-pandemic levels, growing +265% or +167% when excluding trade-ups. EMEA showed momentum, reporting net sales growth of +61%, or +37% when excluding trade-ups. In the Americas region, the change in net sales was (16)%, or +18% when excluding trade-ups.

Strategic and Pipeline Highlights
•Partnered with LaserAway, one of the largest aesthetic chains in the U.S., to supply Hydrafacial Syndeo devices to its more than 125 locations and any new practice sites to be opened through 2025.
•Continued expansion of Hydrafacial's Sephora presence now to three continents with new doors in Australia and Malaysia anticipated in the second half of the year.
•Received FDA clearance for a new facial acne scarring indication for SkinStylus, making it the only microneedling device FDA-cleared for treatment on both the face and abdomen.
•Collaborating with Amazon Web Services, Inc. (AWS) Generative AI Innovation Center to expand the functionalities of the BeautyHealth data platform and to design new generative AI products and processes.
•Unveiled a custom Dior by Hydrafacial Syndeo delivery system at Dior Spa Cruise 2023 for exclusive use at select Dior spas worldwide.
•Launched a re-imagined GLOWvolution campaign in New York and Los Angeles, generating more than 1,200% growth in earned media value compared to last year's program.

Key Operational and Business Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in 000's)	2023	2022	2023	2022
New systems sold	2,389	1,535	4,025	3,104
Trade-up systems sold	433	1,203	571	1,461
Total systems sold	2,822	2,738	4,596	4,565

Delivery system average selling price	$22.9	$23.5	$23.8	$22.7
Active install base	29,682	22,929	29,682	22,929

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (3)	2023	2022(1)	2023	2022(1)
Delivery Systems net sales	$65.6	$64.8	$110.9	$106.4
Consumables net sales	51.9	38.8	92.8	72.5
Total net sales	$117.5	$103.5	$203.8	$179.0

Gross profit	$67.9	$70.0	$122.0	$120.9
Gross margin	57.8%	67.6%	59.9%	67.6%

Adjusted gross profit(2)	$76.2	$73.5	$136.5	$127.6
Adjusted gross margin(2)	64.8%	71.0%	67.0%	71.3%

Net income (loss)	$3.4	$6.3	$(16.9)	$37.8
Adjusted EBITDA(2)	$17.8	$14.6	$17.3	$18.3
Adjusted EBITDA margin(2)	15.1%	14.1%	8.5%	10.2%
___________________
(1)    Reflects the impact of immaterial revisions to the financial statements.
(2) See "Non-GAAP Financial Measures" below.
(3) Amounts may not sum due to rounding.

Financial Highlights
•Net sales were $117.5 million for the second quarter of 2023, an increase of 13% compared to the prior year period, driven by strong demand for Hydrafacial from providers and by strength in consumables.
•Gross margin was 57.8% in Q2 2023 compared to 67.6% in Q2 2022. Adjusted gross margin was 64.8% in Q2 2023 compared to 71.0% in Q2 2022. Gross margin was impacted by an increase in sales of lower margin refurbished systems, particularly in the U.S., and the sell-through of higher cost inventory.
•Net income was $3.4 million in Q2 2023 compared to net income of $6.3 million in Q2 2022. The decrease compared to the prior year was due primarily to a benefit from the change in the fair value of warrant liabilities.
•Adjusted EBITDA was $17.8 million in Q2 2023 compared to adjusted EBITDA of $14.6 million in Q2 2022, primarily due to a year-over-year reduction in selling and marketing expenses that was partially offset by gross margin headwinds.

Net Sales by Region

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (1)	2023	2022	2023	2022
Americas	$63.6	$75.4	$116.6	$120.0
Asia-Pacific (“APAC”)	25.2	10.4	38.9	23.3
Europe, the Middle East and Africa (“EMEA”)	28.6	17.8	48.3	35.7
Total net sales	$117.5	$103.5	$203.8	$179.0
___________________
(1)     Amounts may not sum due to rounding.

•Net sales in the Americas region decreased (16)% to $63.6 million in Q2 2023 compared to Q2 2022, driven by lower trade-up volume. When excluding the impact of trade-ups, Americas total net sales grew by +18%.
•Net sales in the APAC region increased +143% to $25.2 million in Q2 2023 compared to Q2 2022, returning to pre-pandemic growth on the heels of China's recovery. When excluding the impact of trade-ups, APAC total net sales grew by +92%.
•Net sales in the EMEA region increased +61% to $28.6 million in Q2 2023 compared to Q2 2022, driven by strong demand for systems and consumables. When excluding the impact of trade-ups, EMEA total net sales grew by +37%.

Operating Expenses
•Selling and marketing expenses were $43.0 million in Q2 2023 compared to $44.9 million in Q2 2022, primarily driven by lower sales commission expense. As a percentage of net sales, selling and marketing expenses, as reported and as adjusted, decreased 670 and 820 basis points, respectively, year-over-year.
•General and administrative expenses were $35.1 million in Q2 2023 compared to $27.6 million in Q2 2022, primarily due to higher personnel related compensation, including higher share-based compensation and severance and restructuring expenses, partially offset by lower recruiting related expenses.

Balance Sheet and Cash Flow Highlights
•Cash and cash equivalents were approximately $549.7 million as of June 30, 2023 compared to approximately $568.2 million as of December 31, 2022. Cash and cash equivalents decreased during the year primarily due to strategic acquisitions made during     Q1 2023.
•The Company had approximately 7.0 million private placement warrants and approximately 132.9 million shares of Class A common stock outstanding as of June 30, 2023. In April 2023, the Company completed its second $100.0 million accelerated share repurchase transaction. With the two $100.0 million accelerated share repurchase programs, the Company retired an aggregate of approximately 18.8 million shares at an average price of $10.78 per share.

Financial Guidance

	Current as of August 2023	Previous
Fiscal Year 2023
Net sales	$460 – $480 million	$460 – $480 million
Adjusted gross margin(1)	—	> Fiscal 2022
Adjusted EBITDA margin(1)	18% – 19%	18% – 20%

Fiscal Year 2025
Net sales	$600 – $700 million	$600 – $700 million
Adjusted EBITDA margin(1)	25% – 30%	25% – 30%
___________________
(1) See "Non-GAAP Financial Measures" below.

•The Company re-affirmed its fiscal year 2023 net sales due to continued demand for Hydrafacial, strong trends in China and ability to drive operating leverage, and refined its fiscal year 2023 adjusted EBITDA guidance to a range of 18-19% from 18-20% previously.
•The Company retracted its 2023 fiscal year 2023 adjusted gross margin guidance due to Q2 margin headwinds carrying into the back half of 2023.
•The Company re-affirmed its fiscal year 2025 long-range outlook, due to continued strong business fundamentals, fortified leadership team and its expected pipeline of innovation.

Financial guidance reflects the following external environment assumptions:
•Assumes no material deterioration in general market conditions or other unforeseen circumstances beyond the Company's control.
•Excludes any unannounced acquisitions, dispositions or financings during 2023.
•Assumes a largely re-opened global market, which would be negatively impacted if closures related to COVID-19 or other restrictive measures are reimplemented.
•Assumes no material deterioration in foreign currency exchange rates.

Conference Call
BeautyHealth will host a conference call on Wednesday, August 9, 2023, at 8:30 a.m. ET to review its second quarter 2023 financial results. The call may be accessed via live webcast through the Events & Presentations page on our Investor Relations website at https://investors.beautyhealth.com. A replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.beautyhealth.com.

Non-GAAP Financial Measures
In addition to results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"), management utilizes certain non-GAAP financial measures such as adjusted gross profit, adjusted selling and marketing expense, adjusted research and development expense, adjusted general and administrative expense and adjusted EBITDA for purposes of evaluating ongoing operations and for internal planning and forecasting purposes.

Management believes that these non-GAAP financial measures, when reviewed collectively with the Company’s GAAP financial information, provide useful supplemental information to investors in assessing the Company's operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to unusual items.

Net sales excluding trade-ups is calculated as net sales excluding the effect of net sales associated with delivery systems sold under a trade-up program.

Adjusted gross profit is gross profit excluding the effects of depreciation expense, amortization expense, stock-based compensation expense and other items such as write-off of discontinued and obsolete product, Syndeo product optimization logistics & service costs and accrual for annual cash incentives.

Adjusted selling and marketing expense is calculated as selling and marketing expense excluding the effects of depreciation expense, amortization expense, stock-based compensation expense and other items such as the accrual for annual cash incentives and severance, restructuring and other. Adjusted research and development expense is calculated as research and development expense excluding the effects of stock-based compensation expense and other items such as the accrual for annual cash incentives and severance, restructuring and other. Adjusted general and administrative expense is calculated as general and administrative expense excluding the effects of depreciation expense, amortization expense, stock-based compensation expense, loss on disposal of assets, transaction related costs, litigation related costs, accrual for annual cash incentives and severance, restructuring and other.

Adjusted EBITDA is calculated as net income (loss) excluding the effects of (benefit) expense for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest expense, interest income, other (income) expense, change in fair value of warrant liability, foreign currency (gain) loss, net, loss on disposal of assets, transaction related costs, write-off of discontinued and obsolete product, litigation related costs, Syndeo product optimization logistics & service costs, accrual for annual cash incentives and severance, restructuring and other.

The Company does not provide a reconciliation of its fiscal 2023 adjusted EBITDA margin guidance to net income (loss), the most directly comparable forward looking GAAP financial measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which cannot be done without unreasonable efforts, including adjustments that could be made for changes in fair value of warrant liabilities, integration and acquisition-related expenses, amortization expenses, non-cash stock-based compensation, gains/losses on foreign currency, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company's fiscal 2023 adjusted gross margin and adjusted EBITDA margin guidance is merely an outlook and is not a guarantee of future performance. Stockholders should not rely or place an undue reliance on such forward-looking statements. See “Forward-Looking Statements” for additional information.

The Beauty Health Company
Condensed Consolidated Statements of Comprehensive Income (Loss) (1)
($ in millions, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022(2)	2023	2022(2)
Net sales	$117.5	$103.5	$203.8	$179.0
Cost of sales	49.6	33.5	81.8	58.0
Gross profit	67.9	70.0	122.0	120.9
Operating expenses:
Selling and marketing	43.0	44.9	81.7	81.3
Research and development	2.9	2.6	5.2	4.8
General and administrative	35.1	27.6	65.5	53.8
Total operating expenses	81.0	75.1	152.4	140.0
Loss from operations	(13.1)	(5.0)	(30.5)	(19.0)
Interest expense, net	3.4	3.2	6.8	6.6
Interest income	(5.7)	(0.7)	(10.0)	(0.7)
Other (income) expense, net	—	(0.9)	(0.5)	—
Change in fair value of warrant liabilities	(11.6)	(15.2)	(2.5)	(67.2)
Foreign currency transaction (gain) loss, net	(0.4)	2.2	(1.5)	1.8
Income (loss) before provision for income taxes	1.2	6.4	(22.8)	40.5
Income tax (benefit) expense	(2.2)	0.1	(5.9)	2.7
Net income (loss)	3.4	6.3	(16.9)	37.8
Comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(0.4)	(3.7)	0.5	(3.8)
Comprehensive income (loss)	$3.0	$2.6	$(16.4)	$33.9
Net income (loss) per share
Basic	$0.03	$0.04	$(0.13)	$0.25
Diluted	$0.03	$(0.06)	$(0.13)	$(0.19)
Weighted average common shares outstanding
Basic	132,716,024	150,731,491	132,569,209	150,665,166
Diluted	132,716,024	151,719,451	132,569,209	152,274,394
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The Beauty Health Company
Condensed Consolidated Balance Sheets (1)
($ in millions)
(Unaudited)

	June 30, 2023	December 31, 2022 (2)
ASSETS
Current assets:
Cash and cash equivalents	$549.7	$568.2
Accounts receivable, net	74.6	76.5
Inventories	107.0	109.7
Income tax receivable	5.6	1.3
Prepaid expenses and other current assets	30.9	27.6
Total current assets	767.9	783.3
Property and equipment, net	18.0	18.2
Right-of-use assets, net	13.8	15.6
Intangible assets, net	65.6	46.4
Goodwill	125.4	124.6
Deferred income tax assets, net	0.8	0.8
Other assets	16.1	14.2
TOTAL ASSETS	$1,007.5	$1,003.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29.4	$28.5
Accrued payroll-related expenses	26.2	21.7
Other accrued expenses	19.1	15.2
Lease liabilities, current	4.9	5.0
Income tax payable	3.2	1.4
Total current liabilities	82.8	71.7
Lease liabilities, non-current	10.6	12.7
Deferred income tax liabilities, net	2.0	2.0
Warrant liabilities	13.0	15.5
Convertible senior notes, net	736.3	734.1
Other long-term liabilities	1.0	—
TOTAL LIABILITIES	$845.6	$836.0

Stockholders’ equity:
Class A Common Stock	$—	$—
Additional paid-in capital	561.5	550.3
Accumulated other comprehensive loss	(4.0)	(4.5)
Accumulated deficit	(395.6)	(378.8)
Total stockholders’ equity	$161.8	$167.1
LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,007.5	$1,003.1
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The Beauty Health Company
Condensed Consolidated Statement of Cash Flows (1)
($ in millions)
(Unaudited)

	Six Months Ended June 30,
	2023	2022 (2)
Cash and cash equivalents at beginning of period	$568.2	$901.9
Operating activities:
Net (loss) income	(16.9)	37.8
Non-cash adjustments	36.0	(33.2)
Change in operating assets and liabilities:
Accounts receivable	(0.1)	(34.4)
Inventories	(2.6)	(38.6)
Prepaid expenses, other current assets, and income tax receivable	(12.2)	(5.2)
Accounts payable, accrued expenses, and income tax payable	9.2	8.4
Other, net	(4.4)	(4.6)
Net cash provided by (used for) operating activities	9.0	(69.8)
Net cash used for investing activities	(24.9)	(8.3)
Net cash used for financing activities	(3.7)	(2.8)
Net decrease in cash and cash equivalents	(19.7)	(80.9)
Effect of foreign currency translation	1.2	—
Cash and cash equivalents at end of period	$549.7	$821.0
___________________
(1)Amounts may not sum due to rounding.
(2)Reflects the impact of immaterial revisions to the financial statements.

The following table reconciles gross profit to adjusted gross profit for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023	2022(1)
Net sales	$117.5	$103.5	$203.8	$179.0

Gross profit	$67.9	$70.0	$122.0	$120.9
Gross margin	57.8%	67.6%	59.9%	67.6%

Adjusted to exclude the following:
Depreciation expense	0.6	0.6	1.1	1.0
Amortization expense	4.5	2.4	6.9	4.6
Stock-based compensation expense	0.4	0.2	0.7	0.4
Write-off of discontinued and obsolete product	1.0	—	4.0	—
Syndeo product optimization logistics & service costs	1.4	—	1.4	—
Accrual for annual cash incentives(3)	0.4	0.3	0.4	0.6
Adjusted gross profit	$76.2	$73.5	$136.5	$127.6
Adjusted gross margin	64.8%	71.0%	67.0%	71.3%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Amount in the prior periods adjusted to exclude its impact for comparability purposes.

The following table reconciles selling and marketing expense to adjusted selling and marketing expense for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023	2022(1)
Net sales	$117.5	$103.5	$203.8	$179.0

Selling and marketing expense	$43.0	$44.9	$81.7	$81.3
% net sales	36.6%	43.3%	40.1%	45.4%

Adjusted to exclude the following:
Depreciation expense	1.1	0.2	1.4	0.7
Amortization expense	1.0	0.6	1.6	1.3
Stock-based compensation expense	1.7	2.0	3.5	4.8
Accrual for annual cash incentives(3)	1.8	1.1	1.8	1.4
Severance, restructuring and other	1.5	0.8	1.7	0.8
Adjusted selling and marketing expense	$36.0	$40.1	$71.8	$72.2
Adjusted % net sales	30.6%	38.8%	35.2%	40.4%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Amount in the prior periods adjusted to exclude its impact for comparability purposes.

The following table reconciles research and development expense to adjusted research and development expense for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023	2022(1)
Net sales	$117.5	$103.5	$203.8	$179.0

Research and development expense	$2.9	$2.6	$5.2	$4.8
% net sales	2.5%	2.5%	2.6%	2.7%

Adjusted to exclude the following:
Stock-based compensation expense	0.4	0.3	0.4	0.4
Accrual for annual cash incentives(3)	0.4	0.8	0.4	0.6
Severance, restructuring and other	0.1	—	0.5	—
Adjusted research and development expense	$2.0	$1.6	$4.0	$3.8
Adjusted % net sales	1.7%	1.5%	1.9%	2.1%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Amount in the prior periods adjusted to exclude its impact for comparability purposes.

The following table reconciles general and administrative expense to adjusted general and administrative expense for the period presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023	2022(1)
Net sales	$117.5	$103.5	$203.8	$179.0

General and administrative expense	$35.1	$27.6	$65.5	$53.8
% net sales	29.9%	26.6%	32.1%	30.1%

Adjusted to exclude the following:
Depreciation expense	0.9	1.1	1.9	1.5
Amortization expense	2.3	0.9	3.7	1.8
Stock-based compensation expense	6.1	3.9	7.6	7.8
Loss on disposal of assets	—	1.0	0.1	1.0
Transaction related costs	0.8	2.0	0.8	3.0
Litigation related costs	0.5	—	1.5	—
Accrual for annual cash incentives(3)	2.8	1.5	2.8	3.4
Severance, restructuring and other	1.3	0.1	3.5	2.1
Adjusted general and administrative expense	$20.4	$17.1	$43.6	$33.3
Adjusted % net sales	17.4%	16.6%	21.4%	18.6%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Amount in the prior periods adjusted to exclude its impact for comparability purposes.

The following table reconciles net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
Unaudited ($ in millions) (2)	2023	2022(1)	2023	2022(1)
Net sales	$117.5	$103.5	$203.8	$179.0

Net income (loss)	$3.4	$6.3	$(16.9)	$37.8
Adjusted to exclude the following:
(Benefit) expense for income taxes	(2.2)	0.1	(5.9)	2.7
Depreciation expense	2.6	1.9	4.5	3.3
Amortization expense	7.8	3.9	12.2	7.7
Stock-based compensation expense	8.5	6.4	12.1	13.4
Interest expense	3.4	3.2	6.8	6.6
Interest income	(5.7)	(0.7)	(10.0)	(0.7)
Other (income) expense, net	—	(0.9)	(0.5)	—
Change in fair value of warrant liability	(11.6)	(15.2)	(2.5)	(67.2)
Foreign currency (gain) loss, net	(0.4)	2.2	(1.5)	1.8
Loss on disposal of assets	—	1.0	0.1	1.0
Transaction related costs	0.8	2.0	0.8	3.0
Write-off of discontinued and obsolete product	1.0	—	4.0	—
Litigation related costs	0.5	—	1.5	—
Syndeo product optimization logistics & service costs	1.4	—	1.4	—
Accrual for annual cash incentives(3)	5.4	3.6	5.4	6.1
Severance, restructuring and other	2.8	0.9	5.7	2.9
Adjusted EBITDA	$17.8	$14.6	$17.3	$18.3
Adjusted EBITDA margin	15.1%	14.1%	8.5%	10.2%
___________________
(1)Reflects the impact of immaterial revisions to the financial statements.
(2)Amounts may not sum due to rounding.
(3)Amount in the prior periods adjusted to exclude its impact for comparability purposes.

About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful community of estheticians, partners and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types in more than 90 countries. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn.

Forward-Looking Statements
Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors; the impact of the continuing COVID-19 pandemic on the Company’s business; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts
The One Nine Three Group
Investors: BeautyHealthIR@the193.com
Press: BeautyHealth@the193.com